EXHIBIT 99.02

SRAX Reports Revenue Grew 53% Sequentially for Q2 2019

 LOS ANGELES, August 14, 2019 - SRAX, Inc. (Nasdaq: SRAX), a digital marketing and consumer data management and distribution technology platform company, reported results for the three months ended June 30, 2019.

“We continue to build our data assets through increasing adoption of our verticals and BIGtoken,” stated SRAX's CEO and Founder Christopher Miglino. “These proprietary platforms are positioned to generate long-term revenue and value. During the quarter, we made substantial technology advancements in the SRAX IR platform and BIGtoken. SRAX IR is a perfect example of the type of platform that we believe will deliver long term recurring revenue, while building one of the most valuable data sets in the financial markets.

“BIGtoken is the leading edge of the new data economy. Our global and diverse BIGtoken subscriber base experienced viral growth in April and reached 15.9 million users as of this week.  During the third quarter, we began to monetize our BIGtoken users, as we engaged with brands and several marketing agencies. Now, we are focused on increasing scale within certain data segments in specific countries. In addition, our discussions with advertisers and agencies have uncovered new revenue opportunities that leverage our high-quality user data. Through building what we predict will be one of the most valuable opt-in data sets in the world, we are well positioned to generate long-term revenue and value for shareholders.

Financial Highlights for Second Quarter 2019

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Grew Q2 2019 total revenue 53%, compared to Q1 2019.

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Increased total gross margin to 55% in the second quarter, compared to 42% in Q1 2019.

Operating Highlights:

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BIGtoken, the first digital exchange of transparent and verified consumer data:

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Signed agreement with one of India’s largest conglomerate groups, Yash Birla Group, to launch BIGtoken India.

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Partnered with several high-profile non-profit association to provide BIGtoken users the ability to donate their earnings. They include

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American Heart Association, the nation's oldest and largest voluntary organization dedicated to fighting heart disease and stroke;

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HealthCorps, founded by Dr. Mehmet Oz, dedicated to helping high-school students make better choices about their health and physical fitness; and

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ALS Association, which recently launched its Challenge Me campaign in observance of the fifth anniversary of the ALS Ice Bucket Challenge.

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Introduced the ability for users to receive gift cards in exchange for giving brands access to their anonymized data.

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Formed a strategic partnership with LiveXLive (NASDAQ: LIVX), a global digital media company focused on live entertainment, to increase each platform’s user base while generating data-based insight.

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Signed an agreement with Blue Chip, integrated marketing agency, to activate anonymized self-attested, transaction, location, and social media data.

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Introduced a feature for users to earn points with popular travel, grocery, and retail loyalty/rewards programs.

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Verticals:

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Enhanced SRAX IR features, adding real-time trading data, warrant management and the ability for companies to access shareholder contact data, including email, phone number and social media links.

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Launched SRAX Lux, in June, to target and reach luxury consumers at luxury retail stores, high-end art, music, film, fashion, and sports events, across all consumer devices.

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Corporate:

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Changing the company name to SRAX to better reflect the positioning.

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Raised $1 million at $5 per share in a private placement to support the launch of BIGtoken across Asia.

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Raised $7.8 million: $6.7 million from a registered direct offering and $1.1 million from warrant conversion.

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Raised $5.5 million from a registered direct offering, subsequent to quarter end.

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Options trading became available for SRAX.

Conference Call:

Management will review the results on a conference call with a live question and answer session today, August 14, 2019, at 4:30 p.m. ET/1:30 p.m. PT.

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If calling from the U.S. or Canada, please dial 1-877-451-6152 to access the live call and  1-844-512-2921 for the replay, code 13691889 available until Wednesday August 28, 2019.

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If calling internationally, please dial 1-201-389-0879 to access the live call and 1-412-317-6671 for the replay, code 13691889.

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The call will be webcast over the Internet and accessible at the company's website at  https://srax.com/investors/ for at least 90 days.

Non-GAAP Measures:

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measure:  Adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business. For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

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Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, changes in the fair-value of derivative and warrant liabilities, other non-cash charges related to financing activities and certain additional one-time charges.

About SRAX

SRAX, Inc.  (NASDAQ: SRAX) is a digital marketing and consumer data management technology company. SRAX's technology unlocks data to reveal brands core consumers and their characteristics across marketing channels. Through our BIGtoken platform, SRAX has developed a consumer-managed data marketplace where people can own and earn from their data thereby providing everyone in the Internet ecosystem choice, transparency, and compensation. SRAX's tools deliver a digital competitive advantage for brands in the CPG, automotive, investor relations, luxury, and lifestyle verticals by integrating all aspects of the advertising experience, including verified consumer participation, into one platform. For more information on SRAX, visit www.srax.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties as set forth in our Annual Report on Form 10-K for the year ended December 31, 2018, and our subsequent Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Kirsten Chapman/Mary Magnani, LHA Investor Relations, +1 415 433 3777, srax@lhai.com

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,465,639	$2,784,865
Accounts receivable, net	780,187	1,828,940
Prepaid expenses	550,003	466,823
Other current assets	300,898	387,085
Total current assets	4,096,727	5,467,713

Non-current Assets:
Property and equipment, net	211,240	192,065
Goodwill	15,644,957	15,644,957
Intangible assets, net	1,811,044	1,762,605
Right-of-Use Asset - Long Term Portion	466,253	—
Other assets	107,454	51,153
Total non-current assets	18,240,948	17,650,780
Total assets	$22,337,675	$23,118,493

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	1,456,965	3,574,926
Debenture warrant liability	8,215,035	4,323,499
Leapfrog warrant liability	1,161,350	622,436
Derivative liability	902,915	496,260
Other current liabilities	894,686	—
Total current liabilities	12,630,951	9,017,121
Non-current liabilities:
Secured convertible debentures, net	—	—
Lease Obligation - Long Term Portion	326,471	—
Total non-current liabilities	326,471	—
Total liabilities	12,957,422	9,017,121

Commitments and contingencies (Note 11)

Stockholders' equity:
Preferred stock, authorized 50,000,000 shares, $0.001 par value, no shares issued or outstanding at June 30, 2019 and December 31, 2018, respectively	—	—
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 12,546,022 and 10,109,530 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	12,546	10,109
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued or outstanding at June 30, 2019 and December 31, 2018, respectively	—	—
Common stock to be issued	—	—
Additional paid in capital	42,030,110	32,869,611
Accumulated deficit	(32,662,403)	(18,778,348)
Total stockholders' equity	9,380,253	14,101,372
Total liabilities and stockholders' equity	$22,337,675	$23,118,493

 SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

	Three Months ended		Six Months ended
	June 30,		June 30,
	2019	2018	2019	2018

Revenue	$904,222	$4,697,351	$1,495,977	$6,808,201
Cost of revenue	410,892	1,320,464	753,239	2,138,569
Gross profit	493,330	3,376,887	742,738	4,669,632
General, selling and administrative expense	5,114,115	5,392,625	9,605,377	9,522,883
Loss from operations	(4,620,785)	(2,015,738)	(8,862,639)	(4,853,251)

Other income (expense):
Interest expense	(182,957)	(486,758)	(250,944)	(921,543)
Amortization of debt issuance costs	-	(482,588)	-	(918,254)
Total Interest Expense	(182,957)	(969,346)	(250,944)	(1,839,797)
Gain or (loss) on sale of Assets	(77,373)	(22,165)	395,106	(22,165)
Exchange Gain or Loss	-	(596)	13,509	(5,260)
Loss on repricing of equity warrants	(341,682)	-	(341,682)	-
Change in Fair Value of Warrant Liability	(2,875,554)	(1,013,565)	(4,837,405)	2,710,129
Other non operating income / (expense)	(3,294,609)	(1,036,326)	(4,770,472)	2,682,704
Total other income / (expense)	(3,477,566)	(2,005,672)	(5,021,416)	842,907
Income / (Loss) before provision for income taxes	(8,098,351)	(4,021,410)	(13,884,055)	(4,010,344)

Provision for income taxes	-	-	-	-
Net income / (loss)	$(8,098,351)	$(4,021,410)	$(13,884,055)	$(4,010,344)

Net income / (loss) per share, basic and diluted	$(0.67)	$(0.39)	$(1.24)	$(0.40)

Weighted average shares outstanding
Basic	12,129,787	10,213,618	11,210,810	10,126,247
Diluted	12,129,787	10,213,618	11,210,810	10,126,247

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Six Months Ended
June 30,
2019		2018
Cash flows from operating activities
Net Income (loss)	$(13,884,055)	$(4,010,344)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:	-	-
Stock based compensation	446,395	1,161,760
Amortization of debt issuance costs	-	300,185
Accretion of debenture discount and warrants	-	618,069
Gain/Loss on valuation of warrant derivatives	4,837,406	(2,710,129)
Amortization of intangibles	495,178	350,165
Changes in operating assets and liabilities:	-	-
Accounts receivable	807,000	1,630,258
Prepaid expenses	(83,480)	(47,061)
Other assets	29,886	(2,672)
Accounts payable and accrued expenses	(1,363,056)	2,140,856
Unearned revenue	-	-
Net cash used in operating activities	$(8,097,542)	$(554,303)

Cash flows from investing activities
Purchase of equipment	(52,924)	(20,793)
Development of software	(543,617)	(451,168)
Net cash (used in) provided by investing activities	$(596,541)	$(471,961)

Cash flows from financing activities
Proceeds from the issuance of common stock units	7,228,709	-
Proceeds from the issuance of common stock in conjunction with warrant exercised	1,146,148	50,001
Proceeds from secured convertible debentures, net	-	-
Repayments of notes payable	-	-
Net cash provided by financing activities	$8,374,857	$50,001

Net increase / (decrease) in cash and cash equivalents	(319,226)	(976,263)
Cash and cash equivalents, beginning of period	2,784,865	1,017,299
Cash and cash equivalents, end of period	$2,465,639	$41,036
	-
Supplemental schedule of cash flow information
Cash paid for interest	$-	$313,791
Cash paid for taxes	-	-
Supplemental schedule of noncash financing activities
Recorded right-of-use asset	(466,253)	-
Recorded lease obligation	466,253
Common stock issued for preferred stock conversion and vesting grants	-	-
Vesting of common stock award	-	150,000
Issuance of treasury shares for purposes of loan collateralization	220	-
Issuance of common stock to be issued	-	869,500

SOCIAL REALITY, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

 (Unaudited)